UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2023

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

135 San Lorenzo Avenue, Suite 600, Coral Gables, Florida 33133

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:(786) 567-3117

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2023, Korth Direct Mortgage Inc. (the “Company”) entered into an Intellectual Property Licensing and Royalty Agreement with James W. Korth (the “Licensing Agreement”). Mr. Korth (the “Licensor”) is a founder of the Company and serves as its Chairman. He is the Managing Partner of J.W. Korth & Company Limited Partnership, a subsidiary of the Company.

The Licensing Agreement recites that it is entered into pursuant to Section 7 of the Purchase Agreement dated July 31, 2020, as amended, between J.W. Korth & Company Limited Partnership and the Company which provides for further agreements if the parties to the Purchase Agreement find that there exist residual interests, including the intellectual property which is the subject of the Licensing Agreement, that were to be assigned to the Company but were not set forth in the Purchase Agreement. Accordingly, the Licensing Agreement provides for the grant to the Company and its subsidiaries of an exclusive, irrevocable, worldwide, perpetual right and license to use, sublicense, exploit and create derivative works of the Intellectual Property, as defined in the Licensing Agreement attached as Exhibit 10.4 to Item 9.01 of this Report.

The term of the Licensing Agreement is one year, with automatic annual renewals for successive one year periods. The Licensing Agreement provides for a royalty payment (the “Royalty Fee”) as follows. The Royalty Fee is a minimum of $500,000 or 5% of the total annual revenue of the Company and its subsidiaries, provided that the maximum annual Royalty Fee is $1,000,000 or 1% of the total revenues of the Company. The Royalty Fee is to be adjusted annually in accordance with changes in the Consumer Price Index.

The Licensing Agreement contains provisions with respect to the use of confidential information. The Licensing Agreement may be terminated by the Licensor upon the Company’s being subject to bankruptcy, voluntary or involuntary dissolution, declaration of insolvency, assignment for the benefit of creditors, a change of control or is subject to any similar proceeding if the Company suffers the appointment of a receiver over all or a part of its assets. Except as stated above, the Licensing Agreement may not otherwise be terminated except by the mutual agreement of both parties.

A copy of the Licensing Agreement is annexed to this Report in Item 9.01 as exhibit number 10.4.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.4	Intellectual Property Licensing Agreement Dated as of June 9, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2023,	KORTH DIRECT MORTGAGE INC.

	By:	/s/ Holly C. MacDonald-Korth
Holly C. MacDonald-Korth,
President and Chief Executive Officer